Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2013 RESULTS AND DECLARES QUARTERLY DIVIDEND; REVENUES AND PER COMMON SHARE NET INCOME, FFO AND AFFO INCREASED 35%, 108%, 44% AND 13%, RESPECTIVELY, OVER THE FIRST QUARTER 2012.

IRVINE, CA, May 1, 2013 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the first quarter of 2013.
RECENT HIGHLIGHTS

•
For the first quarter of 2013, FFO, AFFO and net income attributable to common stockholders per diluted common share were $0.46, $0.43 and $0.25, respectively, up from $0.32, $0.38 and $0.12, respectively, for the first quarter of 2012.

•
During the first quarter, we made a $12.8 million mortgage loan investment with an option to purchase upon stabilization the 48-unit memory care facility located in Arizona used as collateral for the note.

•
During the first quarter, we entered into two preferred equity investments to fund up to $7.2 million (of which $4.6 million was funded as of March 31, 2013) with an option to purchase upon stabilization a 141-bed skilled nursing facility located in Texas.

•	During the first quarter, we implemented a $100.0 million At-The-Market stock offering program (the "ATM Program") with respect to shares of our common stock.

•
During the first quarter, we completed a public offering of 5.8 million shares of 7.125% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") at a price of $25.00 per share, providing net proceeds of $138.4 million, after deducting underwriting discounts and other offering expenses.

•	Subsequent to March 31, 2013, we repaid in full one mortgage note totaling $7.3 million with available cash, which will result in annual interest savings of approximately $0.7 million.

•
On May 1, 2013, our board of directors declared a quarterly cash dividend of $0.34 per share of common stock. The dividend will be paid on May 31, 2013 to common stockholders of record as of the close of business on May 15, 2013.

•
Also on May 1, 2013, our board of directors declared an initial quarterly cash dividend of $0.346354 per share of Series A Preferred Stock (reflecting a pro rata dividend from and including the original issue date of the Series A Preferred Stock to and including May 31, 2013). The dividend will be paid on May 31, 2013 to preferred stockholders of record as of the close of business on May 15, 2013.

Commenting on the first quarter results, Rick Matros, CEO and Chairman, said, “While the first quarter is typically slow, we were pleased that both announced investments reflect new development deals with existing tenants. We expect new development, with particular focus on assisted living and memory care to be a continued focus for the remainder of the year.” Matros continued, “The success of our preferred equity offering reflects our desire to be opportunistic with the capital markets while keeping the best interests of our stockholders in mind. We would not expect to activate our recently announced ATM program, given our current liquidity, until acquisition activity justifies it. We reaffirm our 2013 guidance as well as our expected investment range of $150 to $200 million.”

Performance for the First Quarter of 2013
During the first quarter of 2013, we recognized FFO of $17.5 million ($0.46 per diluted common share) and AFFO of $16.6 million ($0.43 per diluted common share), compared to FFO of $11.7 million ($0.32 per diluted common share) and AFFO of $14.0 million ($0.38 per diluted common share) for the same period in 2012. AFFO represents FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), no

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n-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, which aggregated to a net adjustment of 0.4 million, ($0.03 per diluted common share) for the period. During the first quarter of 2013, net income attributable to common stockholders was $9.3 million ($0.25 per diluted common share), compared to net income attributable to common stockholders of $4.4 million ($0.12 per diluted common share) for the same period in 2012. We recognized revenues of $32.0 million during the first quarter of 2013 compared to $23.7 million during the first quarter of 2012. In addition, during the first quarter of 2013, we generated $21.6 million of cash from operating activities, up from $16.5 million during the same period of 2012. Finally, EBITDARM Coverage and EBITDAR Coverage for our portfolio were 1.73x and 1.30x, respectively, for the three months ended March 31, 2013 after adjusting to eliminate the impact of facilities identified as strategic disposition candidates.
LIQUIDITY
As of March 31, 2013, we had approximately $247.6 million in liquidity, consisting of unrestricted cash and cash equivalents of $53.6 million and available borrowings of $194.0 million under our secured revolving credit facility. As of March 31, 2013, we also had $100.0 million in available capacity under our ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2013 first quarter results will be held on May 2, 2013 at 10:00am Pacific Time. The dial in number for the conference call is 888-428-9480 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on June 1, 2013, by dialing (888) 203-1112, and using passcode 9443640. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ:SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of March 31, 2013, Sabra’s portfolio included 119 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 22 senior housing facilities, and (iii) one acute care hospital), three mortgage loan investments and two preferred equity investments. As of March 31, 2013, Sabra’s real estate properties were located in 27 states and included 12,382 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline, our capital needs, and our outlook for the full year 2013.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis"), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding each of our tenants that lease properties from us. The information related to our tenants that is provided in this release has been provided by the tenants. We have not independently verified this information.

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We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), FFO per diluted share and AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues	$32,022	$23,727
EBITDA	$27,805	$19,406
Net income attributable to common stockholders	$9,253	$4,405
FFO	$17,499	$11,708
AFFO	$16,559	$13,996
Per common share data:
Diluted EPS	$0.25	$0.12
Diluted FFO	$0.46	$0.32
Diluted AFFO	$0.43	$0.38
Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,739,964	37,058,886
AFFO	38,134,659	37,284,423

Net cash flow from operations	$21,603	$16,464

	March 31, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	119	119
Total Equity Investments, gross ($)	$956,360	$956,360
Total Licensed Beds/Units	12,382	12,382
Weighted Average Remaining Lease Term (in months)	129	132
Total Debt Investments (#)	3	2
Total Debt Investments, gross ($) (1)	$24,988	$12,022
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	4,723	—

	Three Months Ended March 31, 2013	Twelve Months Ended March 31, 2013
EBITDARM Coverage (2)	1.73x	1.75x
EBITDAR Coverage (2)	1.30x	1.32x

	March 31, 2013	December 31, 2012
Debt
Book Value
Fixed Rate Debt	$424,177	$425,039
Variable Rate Debt	57,623	150,449
Total Debt	$481,800	$575,488
Weighted Average Effective Rate
Fixed Rate Debt	7.01%	7.01%
Variable Rate Debt	5.00%	4.21%
Total Debt	6.77%	6.28%

% of Total
Fixed Rate Debt	88.0%	73.9%
Variable Rate Debt	12.0%	26.1%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$193,960	$109,130
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$247,525	$126,231

(1) Total Debt Investments, gross consists of principal of $24.9 million plus capitalized origination fees of $0.1 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates. All facility financial performance data are presented one quarter in arrears.

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$31,475	$23,663
Interest and other income	547	64

Total revenues	32,022	23,727

Expenses:
Depreciation and amortization	8,246	7,303
Interest	10,002	7,698
General and administrative	4,717	4,321

Total expenses	22,965	19,322

Other income	500	—

Net income	9,557	4,405

Preferred stock dividends	(304)	—

Net income attributable to common stockholders	$9,253	$4,405

Net income attributable to common stockholders, per:

Basic common share	$0.25	$0.12

Diluted common share	$0.25	$0.12

Weighted-average number of common shares outstanding, basic	37,286,121	37,035,970

Weighted-average number of common shares outstanding, diluted	37,739,964	37,058,886

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2013	December 31, 2012

Assets
Real estate investments, net of accumulated depreciation of $137,588 and $129,479 as of March 31, 2013 and December 31, 2012, respectively	$819,026	$827,135
Loans receivable, net	24,978	12,017
Cash and cash equivalents	53,565	17,101
Restricted cash	5,278	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	37,507	29,613
Total assets	$964,566	$916,882
Liabilities and stockholders’ equity
Mortgage notes payable	$151,333	$152,322
Secured revolving credit facility	—	92,500
Senior unsecured notes payable	330,467	330,666
Accounts payable and accrued liabilities	18,414	11,694
Tax liability	24,212	24,212
Total liabilities	524,426	611,394
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 and 37,099,209 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	373	371
Additional paid-in capital	492,011	353,861
Cumulative distributions in excess of net income	(52,302)	(48,744)
Total stockholders’ equity	440,140	305,488
Total liabilities and stockholders’ equity	$964,566	$916,882

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$9,557	$4,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,246	7,303
Non-cash interest income adjustments	5	—
Amortization of deferred financing costs	766	566
Stock-based compensation expense	2,474	2,203
Amortization of premium on notes payable	—	(4)
Amortization of premium on senior unsecured notes	(199)	—
Straight-line rental income adjustments	(3,683)	(969)
Change in fair value of contingent consideration	(500)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(513)	(126)
Accounts payable and accrued liabilities	6,513	4,053
Restricted cash	(1,063)	(967)

Net cash provided by operating activities	21,603	16,464

Cash flows from investing activities:
Acquisitions of real estate	—	(29,850)
Origination of loans receivable	(12,873)	(10,103)
Preferred equity investment	(4,646)	—
Additions to real estate	—	(256)
Net proceeds from the sale of real estate	2,208	—

Net cash used in investing activities	(15,311)	(40,209)

Cash flows from financing activities:
Payments on secured revolving credit facility	(92,500)	—
Principal payments on mortgage notes payable	(989)	(791)
Payments of deferred financing costs	(72)	(2,456)
Issuance of preferred stock	138,983	—
Issuance of common stock	(2,534)	(370)
Dividends paid	(12,716)	(12,213)

Net cash provided by (used in) financing activities	30,172	(15,830)

Net increase (decrease) in cash and cash equivalents	36,464	(39,575)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$53,565	$2,675

Supplemental disclosure of cash flow information:
Interest paid	$3,064	$2,140

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, FUNDS FROM OPERATIONS (FFO) AND
ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Net income	$9,557	$4,405
Interest expense	10,002	7,698
Depreciation and amortization	8,246	7,303

EBITDA	$27,805	$19,406

Net income attributable to common stockholders	$9,253	$4,405
Add:
Depreciation of real estate assets	8,246	7,303

Funds from Operations (FFO)	$17,499	$11,708

Acquisition pursuit costs	197	491
Stock-based compensation expense	2,474	2,203
Straight-line rental income adjustments	(3,683)	(969)
Amortization of deferred financing costs	766	566
Amortization of debt premiums	(199)	(4)
Change in fair value of contingent consideration	(500)	—
Non-cash interest income adjustments	5	1

Adjusted Funds from Operations (AFFO)	$16,559	$13,996

Net income per diluted common share	$0.25	$0.12

FFO per diluted common share	$0.46	$0.32

AFFO per diluted common share	$0.43	$0.38

Weighted average number of common shares outstanding, diluted:
Net income and FFO	37,739,964	37,058,886
AFFO	38,134,659	37,284,423

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, FFO per diluted share and AFFO per diluted share, which are reconciled to net income attributable to common stockholders, which we believe is the most comparable GAAP measure. We believe that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears. The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility data is derived solely from information provided by operators/tenants without independent verification by the Company. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.

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